SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)



                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-SEQUA CORP. PRFD

          GABELLI FUNDS, INC.
               THE GABELLI EQUITY INCOME FUND
                                 6/30/97              300            87.0500
                                 6/27/97              500            85.0500
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 6/26/97            2,000            84.2125
               THE GABELLI ASSET FUND
                                 6/13/97              300            80.0500
          GAMCO INVESTORS, INC.
                                 7/30/97            4,800-             *DO
                                 7/23/97              700-           84.2857
                                 7/21/97              200-           87.0000
                                 7/14/97              500-           87.0000
                                 6/30/97              200-           87.0000
                                 6/27/97                               *DI
                                 6/24/97            3,200-             *DO
                                 6/20/97            1,000-             *DO
                                 6/18/97            1,200-           81.2500
                                 6/13/97            2,000-           80.2500







          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.









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